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                                                                    EXHIBIT 10.8

September 12, 1996

Information Management Resources, Inc.
26750 U.S. Highway 19 North,
Suite 500,
Clearwater, Florida 34621-3442
USA

Dear Sir,

Pursuant to an Agreement dated November 22, 1994 between IMR-US, IMF, Mr. Sanan and IMR - India (hereinafter "the Investment Agreement") IMF is the owner of and is well and sufficiently entitled to Two Hundred Thousand (200,000) equity shares of Rs.10.00 each of IMR - India (hereinafter called "the Shares") and has agreed to sell to IMR-US and IMR-US has agreed to purchase the Shares for the consideration and subject to the terms and conditions as stated below:

1. IMF agrees to sell the Shares to IMR-US and IMR-US agrees to purchase the Shares for a consideration of Rs. 180,000,000 calculated at the rate of Rs.900 per share subject to and conditional on the terms hereof. On receipt of this letter, IMR-US shall pay to IMF the sum of Rs. 70,000 as a deposit which shall be applied at closing to the total consideration to be paid for the Shares.

2. This transaction is subject to and conditional upon the completion by IMR-US of an initial public offering ("IPO") of its common stock pursuant to a registration statement filed with the United States Securities and Exchange Commission.

3. The consideration of Rs. 180,000,000 is to be paid out of the IPO proceeds received by IMR-US.

4. This transaction is also subject to approval by the Reserve Bank of India. The purchase and sale of the Shares as contemplated herein shall be completed on the Closing Date (as defined below) only after issue of appropriate approvals from the Reserve Bank of India for the transfer to occur. All parties will use their best endeavors to obtain the appropriate approval from the Reserve Bank of India as quickly as possible.

5. Closing or completion of the sale and purchase of the Shares shall occur on a date ("the Closing Date") on whichever is the later of:

       (a) 15 days following approval of the Reserve Bank of India as stated above, or
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       (b) 30 days following the successful completion by IMR-US of an initial public offering of its Common Stock pursuant to a registration statement filed with the United States Securities and Exchange Commission.

       PROVIDED THAT if both the Reserve Bank of India approval and successful completion of the initial public offering of the Common Stock of IMR-US pursuant to a registration statement filed with the United States Securities and Exchange Commission do not occur before December 31, 1996, either party may terminate this Agreement by providing 14 days written notice to the other party. In the event of such termination, the Deposit shall be returned by IMF to IMR.

6. On the Closing Date, in exchange for all certificates representing the Shares, a properly executed transfer deed in favor of IMR-US, documents evidencing proper execution of the transfer deed and if applicable a certificate from the Indian Tax Authority certifying that there is no obligation on IMR-US to withhold any part of the consideration on account of IMF's tax liability (such certificate being known in India as a No Objection Certificate, "The NOC"), IMR-US shall pay IMF, by wire transfer to IMF's bank account a sum of Rs. 180,000,000 less any withholding taxes which may apply and less the Deposit.

7. We confirm that IMF has full power and authority to execute, deliver, and carry out the terms of this Agreement. IMF will execute and deliver any additional documents necessary and sufficient to transfer to IMR-US good, valid, and indefensible title to the Shares.

8. We confirm that: (I) as of the date hereof IMF has the unrestricted power and the unqualified right to sell, assign, and deliver to IMR-US a good, valid, and marketable title to the Shares, free and clear of any liens, claims, encumbrances and equitable rights (ii) on completion of this Agreement, IMF will neither own nor hold any shares, warrants, or securities convertible into or any right, to purchase or acquire, any equity interest in IMR-India.

9. IMF agrees and confirms that on completion of the sale of the Shares, Mr. Sanan, IMR-US and IMR-India will be released and discharged from all obligations, causes of action, suits, debts, covenants and liabilities and claims of any nature in relation to the Investment Agreement.

We seek your confirmation to the above.

                                     Yours very truly,



                                     Vinod Sethi
                                     Managing Director